UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 27, 2024

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On August 27, 2024, Robert Bernshteyn was appointed to the Board of Directors of PTC Inc., effective as of September 9, 2024. Mr. Bernshteyn has also been appointed to serve as a member of the Compensation & People Committee of the Board of Directors.

Robert Bernshteyn has been a General Partner at ICONIQ Capital, a venture capital firm, since February 2024. Before that Mr. Bernshteyn served as the Chief Executive Officer and Chair of the Board of Directors of Coupa Software Incorporated, a provider of Business Spend Management solutions, from February 2009 through May 2023. Previously, Mr. Bernshteyn served in various positions at Success Factors Inc., a provider of cloud-based HCM solutions, and at Siebel Systems, Inc. Mr. Bernshteyn served on the board of directors of Medallia, Inc. from June 2019 to October 2021. Mr. Bernshteyn earned a B.S. in Information Systems from the State University of New York at Albany and an M.B.A. from Harvard Business School. Mr. Bernshteyn is 51 years old.

Mr. Bernshteyn’s compensation for service as a director will be commensurate with that for our outside directors, other than our Board Chair, for the current Board service year, as prorated for the year. He will be paid an annual cash retainer of $60,000, as pro-rated for the current year, payable quarterly in arrears, and will be granted an annual equity retainer of RSUs valued at approximately $250,000 on the grant date, as prorated for the year, which RSUs will vest on the earlier of the 2025 Annual Meeting of Shareholders and March 15, 2025. He will also receive a one-time initial new director grant of RSUs valued at $375,000 on the grant date, which RSUs will vest in two substantially equal installments on September 15, 2025 and 2026. For his service on the Compensation & People Committee, Mr. Bernshteyn will receive compensation commensurate with that for other Compensation & People Committee members, other than the Committee Chair, for the current service year. He will be paid a cash retainer of $12,500, which will be prorated for the year and will be payable quarterly in arrears.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: September 3, 2024	By:	/s/Catherine Gorecki
Catherine Gorecki
Senior Vice President, Corporate & Securities Counsel, Assistant Secretary

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